Exhibit 99.1

Press Release

August 7, 2013	Contact Information:

For Immediate Release	Mark Peterson
Senior Vice President and Chief Financial Officer
414.643.3739
Rexnord Corporation Announces Tender Offer for 8½% Senior Notes due 2018 and Related Consent Solicitation
MILWAUKEE, WI - August 7, 2013 NYSE:RXN
Rexnord Corporation (“Rexnord”) announced today that its wholly-owned subsidiaries, RBS Global, Inc. and Rexnord LLC (together, the “Issuers”), have launched a cash tender offer to purchase any and all of their outstanding $1,145,000,000 aggregate principal amount of 8½% Senior Notes due 2018 (the “Notes”). In connection with the tender offer, the Issuers are also soliciting consents (“Consents”) from holders of the Notes to certain amendments to the indenture governing the Notes to, among other things, eliminate substantially all of the restrictive covenants contained therein.
The Notes and other information relative to the tender offer are set forth in the table below.

		Aggregate
	CUSIP	Principal Amount	Tender Offer	Consent	Total
Notes	Number(s)	Outstanding	Consideration(1)	Payment(2)	Consideration(1,2)
8½% Senior Notes due 2018	75524DAN0	$1,145,000,000	$1,066.90	$30.00	$1,096.90
	75524DAL4
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(1)	Per $1,000 principal amount of Notes excluding accrued and unpaid interest thereon, which will be paid in addition to the tender offer consideration or the total consideration, as applicable.

(2)	Includes the tender offer consideration and the consent payment.
Each holder who validly tenders its Notes and delivers its Consents to the proposed amendments prior to 5:00 p.m., New York City time, on Tuesday, August 20, 2013, unless such time is extended by the Issuers (the “Early Tender Time”), will receive, if such Notes are accepted for purchase pursuant to the tender offer, the total consideration of $1,096.90 per $1,000 principal amount of the Notes tendered, which includes $1,066.90 as the tender offer consideration and $30.00 as a consent payment. In addition, accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered and accepted Notes.
The tender offer is scheduled to expire at midnight, New York City time, on Wednesday, September 4, 2013, unless extended or earlier terminated (the “Expiration Date”). Holders who validly tender their Notes after the Early Tender Time but on or prior to the Expiration Date will receive the tender offer consideration of $1,066.90 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the payment date, but will not receive the consent payment.
In connection with the tender offer, the Issuers are soliciting consents to amend the indenture pursuant to which the Notes were issued to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in that indenture.
Tendered Notes may be withdrawn at any time prior to 5:00pm, New York City time, on Tuesday, August 20, 2013, but not thereafter, except to the extent that the Issuers are required by law to provide additional withdrawal rights (such time, as the same may be extended, the “Withdrawal Deadline”). Holders who validly tender their Notes after the Early Tender Time will receive only the tender offer consideration and will not be entitled to receive a consent payment if such Notes are accepted for purchase pursuant to the tender offer. Subject to the terms and conditions described below, payment of the total consideration or tender offer consideration, as applicable, will occur promptly after the Early Tender Time or Expiration Date, as applicable. The Issuers expect that such payment of the total consideration will be made on or about Wednesday, August 21, 2013, unless the Early Tender Time is extended by the Issuers in their sole discretion. In addition, at any time after the Early Tender Time but prior to the Expiration Date, and subject to the terms and conditions described below, the Issuers may accept for purchase

Notes validly tendered on or prior to such time and purchase such Notes for the tender offer consideration or total consideration, as applicable, promptly thereafter.
The consummation of the tender offer is conditioned upon, among other things, the Issuers having sufficient funds to pay the total consideration for validly tendered Notes from a new term loan that is being negotiated under the Issuers' credit facility.
If any of the conditions are not satisfied, the Issuers may terminate the tender offer and return tendered Notes. The Issuers have the right to waive any of the foregoing conditions with respect to the Notes and to consummate the tender offer. In addition, the Issuers have the right, in their sole discretion, to terminate the tender offer at any time, subject to applicable law. It is the Issuers' current intention to redeem any Notes that are not tendered pursuant to the tender offer.
This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The complete terms and conditions of the tender offer are set forth in an Offer to Purchase and Consent Solicitation Statement dated August 7, 2013 and the related Consent and Letter of Transmittal (collectively, the “Offer Documents”) that are being sent to holders of the Notes. The tender offer is being made only through, and subject to the terms and conditions set forth in, the Offer Documents and related materials.
Credit Suisse Securities (USA) LLC will act as Dealer Manager and Solicitation Agent for the tender offer for the Notes. Questions regarding the tender offer may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect).
D.F. King & Co., Inc. will act as the Information Agent for the tender offer and consent solicitation. Requests for the Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (800) 967-5079 (for all others).
Neither Rexnord, the Issuers nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender. Holders of the Notes should read carefully the Offer Documents and related materials before any decision is made with respect to the tender offer.
About Rexnord
Headquartered in Milwaukee, Wisconsin, Rexnord is comprised of two strategic platforms, Process & Motion Control and Water Management, with approximately 7,300 employees worldwide. The Process & Motion Control platform designs, manufactures, markets and services specified, highly-engineered mechanical components used within complex systems. The Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Additional information about the Company can be found at www.rexnord.com.
Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord as of the date of the release, and Rexnord assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in Rexnord's Form 10-K for the fiscal year ended March 31, 2013 as well as Rexnord's annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.